CONSOLIDATED BALANCE SHEET (ChGAAP)
(Figures in thousands of Ch$ as of December 31, 2004)

ASSETS			2004	2003	LIABILITIES			2004	2003
			Ch$	Ch$				Ch$	Ch$
CURRENT ASSETS					CURRENT LIABILITIES
	Cash and banks		7,859,890	19,826,344		Banks and financial institutions - short-term		19,478,974	19,811,495
	Time deposits		53,138,702	5,512,430		Banks and financial institutions - current maturities		15,516,787	85,431,911
	Marketable securities		26,120,961	44,289,925		Promisory Notes		34,746,717	0
	Trade receivables		##########	##########		Debentures		76,398,621	115,522,859
	Notes receivable		4,563,212	7,535,879		Current maturities of other long-term liabilities		32,134	458,901
	Sundry debtors		28,924,667	17,246,222		Dividends payable		1,771,031	113,854
	Due from related companies		21,160,267	18,997,848		Accounts payable		66,935,017	128,727,583
	Inventories		6,408,059	20,473,935		Notes payable		0	304,306
	Refundable taxes		0	15,814,237		Sundry creditors		46,401,050	85,091,154
	Prepaid expenses		3,137,542	7,695,407		Due to related companies		27,956,712	25,586,054
	Deferred taxes		14,247,630	17,528,897		Provisions		7,463,071	11,871,868
	Other current assets		##########	43,315,885		Withholdings		15,523,994	12,785,949
		Total current assets	#######	#######		Income tax		27,319,414	-
						Unearned income		7,700,576	9,076,018
FIXED ASSETS						Other current liabilities		1,114,676	5,003,736
	Land		26,340,152	28,321,545			Total current liabilities	########	########
	Construction and infrastructure works		##########	##########	LONG-TERM LIABILITIES
	Machinery and equipment		##########	##########
	Other fixed assets		##########	##########		Banks and financial institutions		340,262,113	314,128,186
	Technical revaluation		9,436,071	9,455,025		Debentures		127,836,164	319,449,187
	Less: accumulated depreciation		##########	##########		Due to related companies		2,179,391	6,988,687
		Fixed assets-net	#######	#######		Sundry creditors		0	21,000,675
						Provisions		29,254,826	19,675,441
OTHER ASSETS						Deferred Taxes		56,011,841	47,729,995
	Investments in related companies		7,621,263	10,273,018		Other long-term liabilities		4,215,598	4,705,632
	Investments in other companies		3,950	3,950			Total long term liabilities	########	########
	Goodwill		19,338,697	##########	MINORITY INTEREST			1,631,223	########
	Long-term debtors		17,440,821	30,961,064
	Intangibles		38,450,118	41,416,755	EQUITY
	Amortization (less)		6,893,848	4,672,837
	Other long-term assets		13,456,048	10,475,756		Paid-in capital		880,977,537	880,977,537
						Reserve		0	0
						Other reserves		-1,237,651	-810,979
		Total other assets	#######	#######		Retained earnings:		105,131,126	442,326,926
							Prior years	48,806,351	431,939,697
							(Losses) Income for the period	311,628,674	10,387,229
							Interim dividend (less)	255,303,899	-
							Total equity	########	########

TOTAL ASSETS			#######	#######	TOTAL LIABILITIES AND EQUITY			########	########

Última actualización 31/01/05
Por Telefónica CTC Chile